EXHIBIT 5.1
                                                                     -----------



[LOGO BLAKE, CASSELS & GRAYDON LLP]

                                            Suite 3500, East Tower, Bankers Hall
                                            855 - 2nd Street S.W.
                                            Calgary, Alberta, Canada
                                            T2P 4J8

September 24, 2004                          Telephone: 403.260.9600
                                            Facsimile: 403.260.9700
                                            www.blakes.com

                                            Reference: 80545/170


Nexen Inc.
801 - 7th Avenue S.W.
Calgary, Alberta
T2P 3P7


Dear Sirs:

RE:      S-8 REGISTRATION STATEMENT

         We have acted as Canadian counsel for Nexen Inc. (the "Company"), a corporation incorporated under the federal laws of Canada, with respect to the issuance by the Company of up to 2,750,000 common shares (the "Common Shares") pursuant to the Tandem Option Plan of the Company made effective February 27, 1998, as amended (the "Tandem Option Plan").

         At the request of the Company we have examined the Registration Statement on Form S-8 (the "Registration Statement") of even date herewith to be filed by or on behalf of the Company with the Securities and Exchange Commission in connection with the registration under the SECURITIES ACT of 1933, as amended, of the Common Shares.

         For the purpose of this opinion, we have examined and reviewed the corporate proceedings and records of the Company relating to the approval of the issuance of the Common Shares. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as a certified, conformed or photostatic copies.

         We are qualified to practice law in the provinces of Alberta and we do not express any opinion on any laws other than the laws of the provinces of Alberta and the laws of Canada applicable therein.

         Based upon and subject to the foregoing, we are of the opinion that the issuance of the Common Shares has been duly and properly authorized and the Common Shares will, at the time of their issuance upon the due and proper exercise of options granted under the Tandem Option Plan, be validly issued and outstanding as fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                         /s/ Blake, Cassels & Graydon LLP
                         --------------------------------
                           BLAKE, CASSELS & GRAYDON LLP


                          Blake, Cassels & Graydon LLP
          is a limited liability partnership under the laws of Ontario

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                                                                    EXHIBIT 23.1
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CONSENT OF COUNSEL

TO:      The Board of Directors of Nexen Inc.

         We hereby consent to the inclusion of our opinion in Exhibit 5.1 to the Registration Statement on Form S-8 of Nexen Inc. dated September 24, 2004.


/s/ Blake, Cassels & Graydon LLP
--------------------------------
BLAKE, CASSELS & GRAYDON LLP


Calgary, Alberta
September 24, 2004